UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 28, 2022

ARCHAEA ENERGY INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39644	85-2867266
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4444 Westheimer Road, Suite G450 Houston, Texas	77027
(Address of principal executive offices)	(Zip Code)

(346) 708-8272
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	LFG	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

On April 28, 2022, Archaea Energy Inc. (“Archaea” or the “Company”) issued a news release announcing entry into the Purchase Agreement (as defined below) and the transactions effected thereby. A copy of the news release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01 (including the exhibits) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 8.01	Other Events.

 INGENCO Acquisition

On April 28, 2022, Archaea announced that its wholly owned subsidiary, Archaea Infrastructure, LLC (“Archaea Infrastructure”), has entered into a definitive purchase and sale agreement (the “Purchase Agreement”) with Riverview Investment Holdings LLC (the “Seller”), and with, for certain enumerated purposes set forth in the Purchase Agreement, Castleton Commodities International LLC, to purchase NextGen Power Holdings LLC (together with its direct and indirect wholly-owned subsidiaries, “INGENCO”). INGENCO operates 14 landfill gas (“LFG”) to renewable electricity facilities. The acquisition includes gas rights for the LFG to energy sites, which have a number of existing long-term agreements in place.

The consideration paid to the Seller will consist of approximately $215 million in cash, subject to certain customary adjustments pursuant to the terms and conditions of the Purchase Agreement. Archaea expects to finance the acquisition of INGENCO, subject to market conditions and other factors, via one or more capital markets transactions or private financing transactions. The Seller and Archaea Infrastructure have made customary representations and warranties in the Purchase Agreement. The Purchase Agreement also contains customary covenants and agreements.

The closing of the transaction, which is expected on or after July 1, 2022, is subject to the satisfaction or waiver of customary closing conditions, including, among others, (a) the expiration, termination or waiver of all applicable waiting periods under (i) the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended and (ii) Schedule 2 of the PJM Interconnection, L.L.C. (“PJM”) Open Access Transmission Tariff and (b) the receipt or submission, as applicable, of certain approvals, filings and notices, including those required by the Federal Energy Regulatory Commission and PJM. Pursuant to the terms of the Purchase Agreement, in no event will the closing take place prior to July 1, 2022, without the prior written agreement of each of the Seller and Archaea Infrastructure.

Item 9.01 Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit Number	Description
99.1	Press Release dated April 28, 2022.
104	Cover Page Interactive Data File (embedded within Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 28, 2022

ARCHAEA ENERGY INC.

By:	/s/ Edward Taibi
Name:	Edward Taibi
Title:	General Counsel and EVP Strategic Initiatives & Government Affairs